Exhibit 10-w

1995 MANAGEMENT STOCK OPTION PLAN

Plan Effective:  January 1, 1996
Revisions Effective:  November 16, 2001

AT&T INC.
1995 MANAGEMENT STOCK OPTION PLAN

ARTICLE 1.  PURPOSE, DEFINITIONS AND EFFECTIVE DATE

1.1
Purpose.  The purpose of the 1995 Management Stock Option Plan ("Plan") is to promote the success and enhance the value of AT&T Inc. (the "Company") by linking the personal interests of the Employees of the Company and its Subsidiaries to the interests of the Company's shareowners, and by providing Employees with an additional incentive for outstanding performance.

1.2	Additional Definitions. In addition to definitions set forth elsewhere in the Plan, for purposes of the Plan:

(a)
"Cause" shall mean willful and gross misconduct on the part of a Participant that is materially and demonstrably detrimental to the Company or any Subsidiary as determined by the Company in its sole discretion.

(b)	“Disability” shall mean absence of an Employee from work under the relevant Company or Subsidiary disability plan.

(c)
"Employee" shall mean any employee of the Company or of one of the Company’s Subsidiaries.  Directors who are not otherwise employed by the Company or one of its Subsidiaries shall not be considered Employees under the Plan.

(d)	"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Act thereto.

(e)
"Fair Market Value" shall mean the closing price on the New York Stock Exchange (“NYSE”) for Shares on the relevant date, or if such date was not a trading day, the next preceding trading date, all as determined by the Company.  A trading day is any day that the Shares are traded on the NYSE.  In lieu of the foregoing, the Committee may select any other index or measurement to determine the Fair Market Value of Shares under the Plan.

(f)
"Option" shall mean the right to purchase one or more shares of the common stock of AT&T Inc. on the terms and conditions contained in this Plan, the rules of the Committee, and the terms of the Option.  “Awards” shall mean Options.

(g)	“Participant” shall mean an Employee or former Employee that participates in this Plan.

(h)
"Retirement" shall mean the termination of a Participant's employment with the Company or one of its Subsidiaries, for reasons other than death, Disability or for Cause, on or after the date Participant has attained one of the following combinations of age and service at termination of employment on or after April 1, 1997, except as otherwise indicated below:

Net Credited Service	Age
10 years or more	65 or older
20 years or more	55 or older
25 years or more	50 or older
30 years or more	Any age

With respect to a Participant who is granted an EMP Service Pension under and pursuant to the provisions of the AT&T Pension Benefit Plan - Nonbargained Program upon termination of employment, the term "Retirement" shall include such Participant's termination of employment.

In determining whether a Participant's Termination of Employment under the Enhanced Pension and Retirement Program ("EPR") is a Retirement as defined above, 5 years shall be added to each of Age and Net Credited Service.

(i)	"Rotational Work Assignment Company"("RWAC") shall mean any entity with which AT&T Inc. or any of its Subsidiaries may enter into an agreement to provide an employee for a rotational work assignment.

(j)	"Shares" or "Stock" or "Shares of Stock" shall mean the common stock of AT&T Inc.

(k)
"Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, more than fifty percent (50%) of the total combined voting power of all classes of Stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns more than fifty percent (50%) of the combined equity thereof.

1.3	Effective Date. The Plan shall be effective on the date it is approved by the Company's Board of Directors.

ARTICLE 2.  ADMINISTRATION

2.1	The Committee. The Plan shall be administered by a committee (the "Committee") which shall be the Human Resources Committee or any other committee appointed by the Board of Directors (the "Board").

2.2	Authority of the Committee. The Committee shall have full power, except as limited by law and subject to the provisions herein, in its sole and exclusive discretion: to grant Awards; to select the recipients of Awards; to determine the eligibility of a person to participate in the Plan or to receive a particular Award; to determine the sizes and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 5 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.  Further, the Committee shall make all other determinations in its discretion which may be necessary or advisable for the administration of the Plan.

References to determinations or other actions by the Company, herein, shall mean actions authorized by the Committee, the Chairman of the Board of the Company, the Senior Executive Vice President of the Company in charge of Human Resources or their respective successors or duly authorized delegates, in each case in the discretion of such person.

All determinations and decisions made by the Company pursuant to the provisions of the Plan, and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 3.  SHARES SUBJECT TO THE PLAN

3.1
Number of Shares.  Subject to adjustment as provided in Section 3.3 Adjustments in Authorized Shares, herein, the total number of Shares of Stock for which Options may be granted under the Plan may not exceed 160,000,000 Shares.  These Shares may be either authorized but unissued or reacquired Shares.  The Committee or the Board may amend this Plan to increase the number of authorized Shares.

3.2
Lapsed Options.  If any Option granted under the Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Option again shall be available for the grant of an Option under the Plan.

3.3
Adjustments in Authorized Shares.  In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Option shall always be a whole number.

ARTICLE 4.  STOCK OPTIONS

4.1
Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to such Employees, at such times and on such terms and conditions, as shall be determined by the Committee; provided, however, no Options may be granted after the 10th anniversary of the effective date of the Plan.  The Committee or the Board shall have discretion in determining the number of Options and the number of Shares subject to each Option granted to each Participant.  Without limiting the generality of the foregoing, the Committee shall have the authority to establish guidelines setting forth anticipated grant levels which correspond to various salary grades, salary ranges or the equivalent thereof.

4.2
Form of Issuance.  Options may be issued in the form of a certificate or may be recorded on the books and records of the Company for the account of the Participant.  If an Option is not issued in the form of a certificate, then the Option shall be deemed granted upon issuance of a notice of the grant addressed to the recipient.  The terms and conditions of an Option shall be set forth in the certificate, in the notice of the issuance of the grant, or in such other documents as the Committee shall determine.  The Committee may require a Participant to enter into a written agreement containing terms and conditions relating to the Option and its exercise.

4.3
Option Price.  The Option Price for each grant of an Option shall be determined by the Committee; provided, however, that the minimum Option Price shall be one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.  If the Committee does not specify an Option Price then the Option Price shall be the Fair Market Value of a Share on the date the Option is granted.

4.4
Duration of Options.  Each Option shall expire at such time as the Committee shall determine at the time of grant provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.  In the event the Committee does not specify the expiration date of an Option, then such Option will expire on the tenth (10th) anniversary date of its grant, except as otherwise provided herein.  For options granted before June 29, 2001, the foregoing reference to “tenth (10th) anniversary” shall be replaced with “fifth (5th) anniversary”.

4.5
Vesting of Options.  Options shall vest at such times and under such terms and conditions as determined by the Committee provided, however, unless another vesting period is provided by the Committee at or before the grant of an Option, one-third of the Options will vest on each of the first three anniversaries of the grant; if one Option remains after equally dividing the grant by three, it will vest on the first anniversary of the grant, if two Options remain, then one will vest on each of the first two anniversaries.  The Committee shall have the right to accelerate the vesting of any Option; however, the Chairman of the Board or the Senior Executive Vice President-Human Resources, or their respective successors, or such other persons designated by the Committee, shall have the authority to accelerate the vesting of Options for any Employee who is not at that time an officer, director or ten percent beneficial owner, as those terms are defined under Section 16 of the Exchange Act.

4.6.
Exercise of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee or the Board shall in each instance approve, which need not be the same for each grant or for each Participant. Exercises of Options may be effected only on days and during the hours that the New York Stock Exchange is open for regular trading.  The Company may further change or limit the times or days Options may be exercised.  If an Option expires on a day or at a time when exercises are not permitted, then the Options may be exercised no later than the immediately preceding date and time that the Options were exercisable.

Options shall be exercised by providing notice to the designated agent selected by the Company (if no such agent has been designated, then to the Company), in the manner and form determined by the Company, which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Option Price.  When Options have been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option.  No Option may be exercised with respect to a fraction of a Share.

4.7	Payment. The Option Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment has been received therefor.

Payment may be made:

(a)            in cash, or

(b)
unless otherwise provided by the Committee at any time, and subject to such additional terms and conditions and/or modifications as the Committee or the Company may impose from time to time, and further subject to suspension or termination of this provision by the Committee or the Company at any time, by:

(i)
delivery of Shares of Stock owned by the Participant in partial (if in partial payment, then together with cash) or full payment; provided, however, as a condition to paying any part of the Option Price in Stock, at the time of exercise of the Option, the Participant must establish to the satisfaction of the Company that the Stock tendered to the Company must have been held by the Participant for a minimum of six (6) months preceding the tender; or

(ii)
if the Company has designated a stockbroker to act as the Company’s agent to process Option exercises, issuance of an exercise notice to such stockbroker together with instructions irrevocably instructing the stockbroker:  (A) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a sell order) a sufficient portion of the Shares to pay the Option Price of the Options being exercised and the required tax withholding, and (B) to deliver on the settlement date the portion of the proceeds of the sale equal to the Option Price and tax withholding to the Company.  In the event the stockbroker sells any Shares on behalf of a Participant, the stockbroker shall be acting solely as the agent of the Participant, and the Company disclaims any responsibility for the actions of the stockbroker in making any such sales.  No Stock shall be issued until the settlement date and until the proceeds (equal to the Option Price and tax withholding) are paid to the Company.

If payment is made by the delivery of Shares of Stock, the value of the Shares delivered shall be equal to the Fair Market Value of the Shares on the day preceding the date of exercise of the Option.

Restricted Stock may not be used to pay the Option Price.

4.8	Termination of Employment. Unless otherwise provided by the Committee, the following limitations on exercise of Options shall apply upon termination of employment:

(a)
Termination by Reason of Death or Disability.  In the event the employment of a Participant is terminated by reason of death or Disability any outstanding Options granted to the Participant shall vest as of the date of termination of employment and may be exercised, if at all, no more than one (1) year following termination of employment, unless the Options, by their terms, expire earlier.  For options granted on and after May 1, 1997, the above referenced exercise period of “one (1) year” shall be “three (3) years.”

(b)	Termination by Retirement. In the event the employment of a Participant is terminated by reason of Retirement:

(i)           Upon the Participant's termination of employment, all outstanding unvested Options granted to the Participant shall vest as of the date of the Participant's termination of employment; provided, however, this provision shall not apply to a Participant who, as determined by AT&T, is an officer level employee for compensation purposes unless the employee is age 55 or older at termination of employment, nor shall this provision apply to a Participant who is an EPR Terminee (as that term is defined in the AT&T Pension Benefit Plan or the Ameritech Management Pension Plan); provided further, however, this vesting provision shall not apply to an Option granted prior to September 28, 2001, unless and except for those Options outstanding as of September 27, 2001, that have an Option Price equal to or more than the Fair Market Value of Stock on such date; and

(ii)          Any outstanding Options granted to the Participant which are vested as of the date of termination of employment may be exercised, if at all, no more than three (3) years following termination of employment, unless the Options, by their terms, expire earlier.   For options granted on and after May 1, 1997, the above referenced exercise period of “three (3) years” shall be “five (5) years.”  If the Participant is Retirement eligible at the time the Participant terminates employment by reason of death or disability (as defined above) after March 31, 2000, then for purposes of this section, the Participant shall be deemed to have terminated employment by reason of Retirement.

(c)
Termination of Employment for Other Reasons.  If the employment of a Participant shall terminate for any reason other than the reasons set forth in (a) or (b), above, and other than for Cause, all outstanding Options granted to the Participant which are vested as of the date of termination of employment may be exercised by the Participant within the period beginning on the effective date of termination of employment and ending three (3) months after such date, unless the Options, by their terms, expire earlier.  For options granted on and after May 1, 1997 but before January 26, 2001, the above referenced exercise period of “three (3) months” shall be “one (1) year.”

(d)
Termination for Cause.  If the employment of a Participant shall terminate for Cause, all outstanding Options held by the Participant shall immediately terminate and be forfeited to the Company, and no additional exercise period shall be allowed.

(e)	Options not Vested at Termination. Any outstanding Options not vested as of the effective date of termination of employment shall expire immediately and shall be forfeited to the Company.

4.9
Transfers.  For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) or between the Company or a Subsidiary and a RWAC, to the extent the term of employment at a RWAC is equal to or less than five (5) years, shall not be deemed a termination of employment under this Plan.  Provided, however termination of employment with a RWAC without a concurrent transfer to the Company or any of its Subsidiaries shall be deemed a termination of employment as that term is used in this Plan.  Similarly, termination of an entity’s status as a Subsidiary or as a RWAC shall be deemed a termination of employment of any Participants employed by such Subsidiary or RWAC.

4.10	Restrictions on Exercise and Transfer of Options. Unless otherwise provided by the Committee;

(a)
During the Participant’s lifetime, the Participant’s Options shall be exercisable only by the Participant or by the Participant’s guardian or legal representative.  After the death of the Participant, except as otherwise provided by the Company’s Rules for Employee Beneficiary Designations, as the same may be amended from time to time, an Option shall only be exercised by the holder thereof (including, but not limited to, an executor or administrator of a decedent’s estate) or his or her guardian or legal representative.

(b)
No Option shall be transferable except: (a) in the case of the Participant, only upon the Participant’s death and in accordance with the Company’s Rules for Employee Beneficiary Designations, as the same may be amended from time to time; and (b) in the case of any holder after the Participant’s death, only by will or by the laws of descent and distribution.

4.11
Change in Control. Upon the occurrence of a Change in Control, unless otherwise determined by the Committee or the Board prior to such Change in Control, all Options held by Participants hereunder shall immediately become vested and exercisable, notwithstanding the provisions of Section 4.6 Exercise of Options to the contrary.  A "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company's then outstanding voting securities, or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company's shareowners was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareowners of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

4.12
Competition and Solicitation.  In the event a Participant directly or indirectly, engages in competitive activity, or has become associated with, employed by, controls, or renders service to any business that is engaged in competitive activity, with (i) the Company, (ii) any Subsidiary, or (iii) any business in which any of the foregoing have a substantial interest, or if the Participant attempts, directly or indirectly, to induce any employee of the Company or a Subsidiary to be employed or perform services elsewhere without the permission of the Company, then the Company may (i) cancel any Option granted to such Participant, whether or not vested, in whole or in part; and/or (ii) rescind any exercise of the Participant’s Options that occurred on or after that date six months prior to engaging in such activity, in which case the Participant shall pay the Company the gain realized or received upon such exercise of Options.  "Has become associated with" shall include, among other things, beneficial ownership of 1/10 of 1% or more of a business engaged in competitive activity.  The determination of whether a Participant has engaged in any such activity and whether to cancel Options and/or rescind the exercise of Options shall be made by AT&T, and in each case such determination shall be final, conclusive and binding on all persons.

ARTICLE 5.  AMENDMENT, MODIFICATION, AND TERMINATION

5.1	Amendment, Modification, and Termination. The Committee or the Board, may at any time and from time to time, terminate, amend, or modify the Plan.

5.2
Awards Previously Granted.  No termination, amendment, or modification of the Plan shall in any material manner adversely affect any Option previously granted under the Plan, without the written consent of the Participant holding such Option.

ARTICLE 6.  WITHHOLDING

6.1
Tax Withholding.  Upon exercise of an Option, the Company shall withhold Shares sufficient in value, using the Fair Market Value on the date determined by the Company to be used to value the Shares for tax purposes, to satisfy the minimum amount of Federal, state, and local taxes required by law to be withheld as a result of such exercise.

Any fractional share of Stock payable to a Participant shall be withheld as additional Federal withholding, or, at the option of the Company, paid in cash to the Participant.

Unless otherwise determined by the Committee, when the method of payment for the Option Price is from the sale by a stockbroker pursuant to Section 4.7(b)(ii), hereof, of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds.  For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock.

ARTICLE 7.  MISCELLANEOUS

7.1
Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary thereof to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employment of the Company or any Subsidiary thereof.

7.2	Participation. No Employee shall have the right to be selected to receive an Option under the Plan, or, having been so selected, to be selected to receive a future Option.

7.3
Successors.  All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

7.4
Governing Law. To the extent not preempted by Federal law, the Plan, and all awards and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Texas, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.

Because awards under the Plan are granted in Texas, records relating to the Plan and awards thereunder are located in Texas, and the Plan and awards thereunder are administered in Texas, the Company and the Participant to whom an award under this Plan is granted, for themselves and their successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or federal courts of Texas with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any awards under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any awards or the terms and conditions of this Plan.  To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of the Governing Law to the Plan, the parties agree that (a) sole and exclusive appropriate venue for any such action shall be an appropriate federal or state court in Bexar County, Texas, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Texas court, and no other, (c) such Texas court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto and (d) that the parties waive any and all objections and defenses to bringing any such action before such Texas court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

7.5
Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

7.6
Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

7.7
Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

7.8	Errors. At any time AT&T may correct any error made under the Plan without prejudice to AT&T. Such corrections may include, among other things, changing or revoking an issuance of an Award.

7.9
Elections and Notices.  Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind shall be made on forms prepared by AT&T or the General Counsel, Secretary or Assistant Secretary, or their respective delegates or shall be made in such other manner as permitted or required by AT&T or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, including through electronic means, over the Internet or otherwise.  An election shall be deemed made when received by AT&T (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form.  AT&T may limit the time an election may be made in advance of any deadline.

Where any notice or filing required or permitted to be given to AT&T under the Plan, it shall be delivered to the principal office of AT&T, directed to the attention of the Senior Executive Vice President-Human Resources of AT&T or his or her successor.  Such notice shall be deemed given on the date of delivery.

Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant's work or home address as shown on the records of AT&T or, at the option of AT&T, to the Participant's e-mail address as shown on the records of AT&T.  It is the Participant's responsibility to ensure that the Participant's addresses are kept up to date on the records of AT&T.  In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants' work locations.